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                               CERTIFICATE  OF  AMENDMENT
                                            OF
                             CERTIFICATE  OF  INCORPORATION
                                            OF
                                 MOTORSPORTS USA, INC.

                                   _________________


MOTORSPORTS USA, INC., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST.    That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

     FIRST:    The name of this corporation shall be:

     ARTICLE ONE SHOULD READ AS FOLLOWS:

     THE NAME OF THE CORPORATION SHALL BE
     VAST TECHNOLOGIES HOLDING CORPORATION.

     SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Michael A. Drew, President, this 3rd day of May, 2000.

                                       ______________________________
                                       Authorized Officer